SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934.

     Date of Report (Date of Earliest Event Reported): June 30, 2005

THE GEO GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	1-14260	65-0043078

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Identification No.)

621 NW 53rd Street, Suite 700, Boca Raton, Florida	33487

(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s Telephone Number, Including Area Code)           (561) 893-0101

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Section 1 – Registrant’s Business and Operations

     Item 1.02 Termination of a Material Definitive Agreement.

     On June 30, 2005, The GEO Group, Inc. (“GEO”) received written notice from the State of Michigan Department of Management and Budget that the State of Michigan intends to cancel GEO’s management contract to operate the 480-bed Michigan Youth Correctional Facility in Baldwin, Michigan (the “Michigan Facility”), effective September 30, 2005. GEO operates the Michigan Facility pursuant to a management contract with the Michigan Department of Corrections (the “DOC”).

     As a result of efforts by GEO and the locally affected community, the Michigan House and Senate have approved separate budget bills that include funding for the Michigan Facility for Michigan’s next fiscal year, which begins on October 1, 2005. The two budget bills will now go to a conference committee for reconciliation and then to the Governor for approval or rejection. There can be no assurances that the efforts to continue funding for the Michigan Facility beyond September 30, 2005 will be successful. In the event funding for the Michigan Facility ends on September 30, 2005, GEO’s financial condition and results of operations would be materially adversely affected.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 7, 2005

The GEO Group, Inc.
/s/ John G. O'Rourke
Name:	John G. O'Rourke
Title:	Senior Vice President and Chief Financial Officer

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